Exhibit H

                                VOTING AGREEMENT
                                ----------------

          THIS VOTING AGREEMENT is made as of this 8th day of December, 1995, by and among METRO CAPITAL CORPORATION, a Wyoming corporation (the "Company"), KARLTON TERRY OIL COMPANY, a Colorado corporation, KARLTON TERRY and JUBAL TERRY (collectively, "KTOC"), and BISHOP CABLE COMMUNICATIONS CORPORATION, a Wyoming corporation and wholly-owned subsidiary of the Company (the "Subsidiary").

          Pursuant to an Asset Purchase Agreement, dated October 19, 1995, between the Company and KTOC (the "Asset Purchase Agreement"), KTOC will be obtaining control of the Company. KTOC is transferring certain assets to the Company and the Company is transferring to the Subsidiary all of its assets except for (i) the amount of cash and marketable securities in excess of $1.2 million, which amount in any event shall be at least $700,000; and (ii) the Company's working interest in, and its operating agreement with respect to, the property known as Twenty Mile Hill, which is held by Metro Minerals Corporation, a wholly-owned subsidiary of the Company. The Subsidiary is to be operated autonomously by the current management of the Company pursuant to the terms of an Operating Agreement dated as of , 1995 among the Company, KTOC and the Subsidiary (the "Operating Agreement"). The Company and the Subsidiary recognize that such management has extensive experience in the management of the Company's business.

                                   Agreement
                                   ---------

          1. The parties to this agreement, intending to legally bind themselves, their successors, executors, administrators, heirs and assigns, agree that they will at all times during the term of this Agreement be bound by the following terms. With respect to any maker brought before the shareholders of the Company and/or the Subsidiary relating to or involving exclusively the Subsidiary ( including, without limitation, the election of directors, and those other matters listed in Section 5(a)-(g) of the Operating Agreement), the Company and KTOC hereby appoint Robert E. Thrailkill or such person as he shall designate (as applicable, the "Designated Attorney-In-Fact") as their attorney and proxy to appear, attend and vote all of the shares of all classes of the Common Stock of the Company and/or the Subsidiary with respect to such matters in his sole and absolute discretion.

          2. The Subsidiary shall indemnify and hold harmless the Company, its officers, directors, employees and agents from any and all liabilities, losses, costs, claims, actions, suits, proceedings, damages, penalties and expenses (including attorneys fees and expenses and costs of investigation and litigation, and including any such attorneys' fees and expenses incurred in connection with enforcing this paragraph) suffered or incurred by any such party by reason of or arising out of any actions or omissions by the Designated Attorney-In-Fact, including without limitation any liability arising from a suit by the holders of common stock of the Company based upon allegations of improper behavior by the Designated Attorney-In-Fact or the management of the Subsidiary.
 .

#13171B-V5-101995

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          3. This  Voting  Agreement  shall  terminate  five years from the date hereof unless terminated sooner by mutual consent Of the parties hereto.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                  METRO CAPITAL CORPORATION

                                  By:  /S/  KARLTON TERRY
                                      ------------------------------------------
                                       Karlton Terry, President

                                  KARLTON TERRY OIL COMPANY

                                  By:  /S/  KARLTON TERRY
                                      ------------------------------------------
                                       Karlton Terry, President

                                      /S/  KARLTON TERRY
                                      ------------------------------------------
                                      KARLTON TERRY

                                      /S/  JUBAL TERRY
                                      ------------------------------------------
                                      JUBAL TERRY

                                      BISHOP CABLE COMMUNICATIONS CORPORATION

                                      By: /S/  Robert E. Thrailkill
                                          --------------------------------------
                                          Robert E. Thrailkill, President

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